UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2021

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 15, 2021, Splunk Inc. (the “Company”) issued a press release that included preliminary unaudited financial information for the quarter ended October 31, 2021. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

The information under this Item 2.02, including the financial information for the quarter ended October 31, 2021 in the press release attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2021, the Company and Douglas Merritt, the Company’s President and Chief Executive Officer (“CEO”), mutually agreed to terms pursuant to which Mr. Merritt ceased to serve as CEO. Graham Smith, the Company’s current Chair of the Board of Directors (the “Board”), was appointed as the Company’s interim CEO. It is anticipated that Mr. Smith will serve as interim CEO until a permanent CEO is appointed, which is expected to be within the next 12 months.

Mr. Smith, age 61, has served as a member of our Board since 2011 and as Chair since 2019. Mr. Smith served in various leadership positions at salesforce.com, inc., a provider of enterprise cloud computing software, from 2007 to 2015, including as Chief Financial Officer and most recently as Executive Vice President. Prior to joining salesforce, Mr. Smith served as Chief Financial Officer at Advent Software Inc., a portfolio accounting software company, from 2003 to 2007. Mr. Smith has served as a member of the board of directors of BlackLine, Inc., a provider of cloud-based solutions for finance and accounting since 2015, Procore Technologies, Inc., a provider of cloud-based construction management software, since 2020, and Elliott Opportunity II Corp., a special purchase acquisition company, since 2021. Mr. Smith previously served on the boards of directors of Citrix Systems, Inc., an enterprise software company, from 2015 to 2018, MINDBODY, Inc., a cloud-based wellness services marketplace, from 2015 to 2019, Xero Limited, an online accounting software company, from 2015 to 2020, and Slack Technologies, Inc., a provider of cloud-based professional collaboration tools, from 2018 to 2021. Mr. Smith holds a B.Sc. from Bristol University in England and qualified as a chartered accountant in England and Wales.

Smith Offer Letter

The Company entered into an offer letter with Mr. Smith (the “Smith Offer Letter”), in connection with his appointment as interim CEO, effective as of November 13, 2021. The Board and Mr. Smith have agreed that Mr. Smith’s base salary for the term he serves as interim CEO is at a rate of $12,000,000 per year. Mr. Smith also will be entitled to participate in all employee benefit plans or programs of the Company generally available to any of its employees. Under the Smith Offer Letter, Mr. Smith is not eligible for any equity compensation or cash bonuses for his service as interim CEO.

There are no other arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was appointed as interim CEO of the Company. There are no family relationships between Mr. Smith and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Smith Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Smith Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Board and Committee Changes

As a result of Mr. Smith’s appointment as interim CEO, the Board appointed Stephen G. Newberry as lead independent director. In addition, Mark Carges was appointed to the Audit Committee of the Board to replace Mr. Smith. All such changes were effective November 13, 2021.

A copy of the related press release announcing the CEO transition is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Offer Letter between the Company and Graham Smith, dated as of November 13, 2021
99.1*	Press Release issued by Splunk Inc. dated November 15, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL) document

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ Jason Child
Jason Child
Senior Vice President and Chief Financial Officer

Date: November 18, 2021